Exhibit 1

                      UNITED STATES DISTRICT COURT FOR THE
                          EASTERN DISTRICT OF KENTUCKY
                               LEXINGTON DIVISION

W. NEAL JORDAN, GREGORY JORDAN,                )       Civil Action No. 01-264
JAIME LYNN HUGHES, KIRK JORDAN, and            )
KELLY JORDAN and NOELLE JORDAN,                )
by their natural guardian,                     )
VALERIE HONEYCUTT,                             )
                             Plaintiffs,       )
                                               )

~v~                                            )
                                               )
JORDAN AMERICAN HOLDINGS, INC.,                )
CHARLES R. CLARK, individually and as Trustee, )
and A.J. ELKO,                                 )
                             Defendants.       )

                                   STIPULATION


         IT IS HEREBY STIPULATED by and between the undersigned, that:

         1. Charles R. Clark hereby resigns, effective immediately, as trustee of the trusts created pursuant to a certain Irrevocable Trust Agreement dated December 30, 1993 and a related Trust Agreement dated December 30, 1993 (the "Trusts"), each between W. Neal Jordan, as Donor and Settlor, respectively, and Clark, as trustee;

         2. Charles R. Clark consents to the appointment of Stuart F. Gray as successor trustee of the Trusts; and

         3. Plaintiffs hereby agree to dismiss, with prejudice and without costs, the Fourth Cause of Action in the Amended Complaint.


/s/ Charles R. Clark                             /s/ Karen Greenwell
-----------------------                     -----------------------
    Charles R. Clark, as Trustee                     Henry E. Kinser
                                                     Karen J. Greenwell
                                                     John M. Williams
/s/ Phillip D. Scott                                 WYATT, TARRANT & COMBS, LLP
--------------------                        Lexington Financial Center
Phillip D. Scott                            250 West Main Street, Suite 1700
David A. French                             Lexington, Kentucky 40507-1746
GREENEBAUM, DOLL & MCDONALD, PLLC           (859)233-2012
333 West Vine Street, Suite 1400
Lexington, Kentucky 40507                            -and-

                                                     Jack A. Gordon
                                                     Harry C. Beatty
                                                     KENT, BEATTY & GORDON, LLP
                                                     425 Park Avenue
                                                     New York, NY 10022-1614
                                                     (212)421-4300
                                                     Attorneys for Plaintiffs





         SO ORDERED on this __ day of August, 2001

                                                  ----------------------------
                                                  JUDGE HENRY R. WILHOIT, JR.